PIONEER SERIES TRUST II

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             PIONEER SERIES TRUST II

     The undersigned, being at least a majority of the Trustees of Pioneer Series Trust II, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 2, 2003, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, the Trustees hereby establish additional series of the Trust, which shall be designated as set forth on ANNEX A, and each series shall have six (6) Classes of Shares which shall be designated Class A, Class B, Class C, Class R, Class Y and Investor Class Shares.

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     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


/s/ John F. Cogan, Jr                      /s/ Osbert M. Hood
------------------------------------       ------------------------------------
John F. Cogan, Jr                          Osbert M. Hood


/s/ Mary K. Bush                           /s/ Marguerite A. Piret
------------------------------------       ------------------------------------
Mary K. Bush                               Marguerite A. Piret


/s/ Richard H. Egdahl, M.D.                /s/ Stephen K. West
------------------------------------       ------------------------------------
Richard H. Egdahl, M.D.                    Stephen K. West


/s/ Margaret B.W. Graham                   /s/ John Winthrop
------------------------------------       ------------------------------------
Margaret B.W. Graham                       John Winthrop

                                      The address of each Trustee is:

                                         c/o Pioneer Investment Management, Inc
                                         60 State Street, Boston, Massachusetts
                                         02109

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                                                                         ANNEX A

                  ADDITIONAL SERIES OF PIONEER SERIES TRUST II

                     PIONEER CALIFORNIA TAX FREE INCOME FUND

                        PIONEER GROWTH OPPORTUNITIES FUND

                           PIONEER MUNICIPAL BOND FUND

                       PIONEER TAX FREE MONEY MARKET FUND